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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated March 10, 1997, relating to the January 31, 1997 financial highlights of Dean Witter Balanced Growth Fund (the "Fund"), which appears in the Fund's Statement of Additional Information dated July 28, 1997, and to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to: (a) the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated July 28, 1997 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated July 28, 1997, which Statement of Additional Information and Prospectus have been incorporated by reference into the Registration Statement, (b) the incorporation by reference into the Proxy Statement and Prospectus and the Statement of Additional Information of our report dated November 6, 1997, relating to the September 30, 1997 financial statements and financial highlights of TCW/DW Balanced Fund ("Balanced Fund"), which appears in Balanced Fund's Statement of Additional Information dated November 17, 1997, and (c) the references to us under the headings "Independent Accountants" and "Experts" in Balanced Fund's Statement of Additional Information dated November 17, 1997 and to the reference to us under the heading "Financial Highlights" in Balanced Fund's Prospectus dated November 17, 1997, which Statement of Additional Information and Prospectus have been incorporated by reference into the Registration Statement.



PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
November 17, 1997